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                                                                     EXHIBIT 4.1


                           ABM INDUSTRIES INCORPORATED

                  LONG-TERM SENIOR EXECUTIVE STOCK OPTION PLAN

1.       Purpose; Definitions.

         The purpose of The Plan is to give ABM Industries Incorporated and its Affiliates a long-term stock option plan to help in attracting, retaining and motivating senior executives, and to provide the Company and its Affiliates with the ability to provide incentives more directly linked to the profitability of the Company's businesses and increases in stockholder value.

         For purposes of The Plan, the following terms are defined as set forth below:

         a. "Affiliate" or "Affiliates" means any and all subsidiary corporations or other entities controlled by the Company and designated by The Committee from time to time as such.

         b. "Board" or "The Board" means the board of directors ("Directors") of the Company.

         c. "Cause" means:

                  (1) misconduct or any other willful or knowing violation of any Company policy or employment agreement,

                  (2) unsatisfactory performance such that the Company notifies the Optionee of the Company's intention not to renew the Optionee's employment agreement with the Company,

                  (3) a material breach by The Optionee of his or her duties as an employee which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and its affiliated companies (other than a breach arising from the failure of The Optionee to work as a result of incapacity due to physical or mental illness) and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach, or

                  (4) the conviction of The Optionee of a felony that has been affirmed on appeal or as to which the period in which an appeal can be taken has lapsed.

         d. "Change in Control" and "Change in Control Price" have the meanings set forth in Sections 6b and 6c of The Plan, respectively.

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         e. "Code" or "The Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         f. "Commission" or "The Commission" means the Securities and Exchange Commission or any successor agency.

         g. "Committee" or "The Committee" means the committee referred to in
         Section 2 of The Plan.

         h. "Company" or "The Company" means ABM Industries Incorporated, a Delaware corporation.

         i. "Disability" means the inability of The Optionee to perform his or her duties as an employee on an active full-time basis as a result of incapacity due to mental or physical illness which continues for more than ninety (90) days after the commencement of such incapacity, such incapacity to be determined by a physician selected by the Company or its insurers and acceptable to The Optionee or the Optionee's legal representative (such agreement as to acceptability not to be withheld unreasonably).

         j. "Eligible Person" has the meaning stated in Section 4 of The Plan.

         k. "Exchange Act" or "The Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

         l. "Fair Market Value" means, as of any given date, the average of the highest and lowest reported trades of the Stock on the New York Stock Exchange Composite Tape for such date, or of if there were no trades on such date, the average of the nearest trading day after such date. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by The Committee in good faith.

         m. "Non-Employee Director" shall mean a member of The Board who qualifies as a disinterested person as defined in Rule 16b-3, as promulgated by The Commission under The Exchange Act, or any successor definition adopted by The Commission, and also qualifies as an "outside director" for the purposes of Section 162(m) of The Code and the regulations promulgated thereunder.

         n. "Optionee" shall mean any Eligible Person who has been granted Stock Options under The Plan.

         p. "Plan" or "The Plan" means the ABM Industries Incorporated Long-Term Senior Executive Stock Option Plan, as set forth herein and as hereinafter amended from time to time.

         q. "Retirement" means retirement from active full-time employment with the Company or any of its Affiliates at or after age sixty-four (64).


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         r. "Rule 16b-3" means Rule 16b-3, as promulgated by The Commission under Section 16(b) of The Exchange Act, as amended from time to time.

         s. "Stock" means common stock, par value $0.01 per share, of the Company.

         t. "Stock Option" or "Option" means an option granted under Section 5 of The Plan.

         u. "Termination of Employment" means the termination of an Optionee's employment with the Company or any of its Affiliates, excluding any such termination where there is a simultaneous reemployment by the Company or any of its Affiliates. An Optionee shall be deemed to have terminated employment if he or she ceases to perform services for the Company or any of its Affiliates on an active full-time basis, notwithstanding the fact that such Optionee continues to receive compensation or benefits pursuant to an employment contract or other agreement or arrangement with the Company or any of its Affiliates. A non-medical leave of absence shall, unless such leave of absence is otherwise approved by The Committee, be deemed a Termination of Employment. An Optionee employed by an Affiliate of the Company shall also be deemed to incur a Termination of Employment if that Affiliate ceases to be an Affiliate of the Company, as the case may be, and that Optionee does not immediately thereafter become an employee of the Company or any other Affiliate of the Company.

         In addition, certain other terms have definitions given to them as they are used herein.

2.       Administration.

         The Plan shall be administered by the Executive Officer Compensation & Stock Option Committee of The Board or such other committee of The Board, composed solely of not less than two Non-Employee Directors, each of whom shall be appointed by and serve at the pleasure of The Board. If at any time no such committee(s) shall be in office, the functions of The Committee specified in The Plan shall be exercised by The Board.

         The Committee shall have all discretionary authority to administer the Plan and to grant Stock Options pursuant to the terms of The Plan to senior executives of the Company and any of its Affiliates.

         Among other things, The Committee shall have the discretionary authority, subject to the terms of The Plan:

         a. to select the Eligible Persons to whom Stock Options may from time to time be granted;

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         b. to determine the number of shares of Stock to be covered by each
         Stock Option granted hereunder; and

         c. to determine the terms and conditions of any Stock Option granted hereunder including, but not limited to, the option price (subject to Section 5a of The Plan) and any vesting condition, restriction or limitation based on such factors as The Committee shall determine.

         The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing The Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of The Plan and any Stock Option issued under The Plan (and any agreement relating thereto) and to otherwise supervise the administration of The Plan.

         The Committee may act only by a majority of its members then in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of The Committee.

         Any determination made by The Committee or pursuant to delegated authority pursuant to the provisions of The Plan with respect to any Stock Option shall be made in the sole discretion of The Committee or such delegate at the time of the grant of the Stock Option or, unless in contravention of any express term of The Plan, at any time thereafter. All decisions made by The Committee or any appropriately delegated officer pursuant to the provisions of The Plan shall be final and binding on all persons, including the Company and Plan participants, and shall be given the maximum deference permitted by law.

3.       Stock Subject to Plan.

         Subject to adjustment as provided herein, the total number of shares of Stock available for grant under The Plan shall be one million five hundred thousand 1,500,000). No individual shall be eligible to receive Stock Options to purchase more than 100,000 shares of Stock under The Plan. Shares subject to a Stock Option under The Plan may be authorized and unissued shares or may be treasury shares.

         If any Stock Option terminates without being exercised, shares subject to such Stock Option shall be available for further grants under The Plan.

         In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, The Committee or The Board may make such substitution or adjustments in the number, kind and option price of shares authorized or outstanding as Stock Options, and/or such other equitable substitution or


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         adjustments as its may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Stock Option shall always be a whole number.


4.       Eligibility.

         Senior executives who are actively employed on a full-time basis by the Company or any of its Affiliates, and who are responsible for or contribute to the management, growth and profitability of the business of the Company or any of Affiliates, are eligible to be granted Stock Options under The Plan ("Eligible Persons").

5.       Stock Options.

         Any Stock Option granted under The Plan shall be in the form attached hereto as Annex "A", which is incorporated herein and made a part of The Plan, with such changes as The Committee may from time to time approve which are consistent with The Plan. None of the Stock Options granted under The Plan shall be "incentive stock options" within the meaning of Section 422 of The Code.

         The grant of a Stock Option shall occur on the date The Committee selects a Senior Executive of the Company or any of its Affiliates to receive any grant of a Stock Option, determines the number of shares of Stock to be subject to such Stock Option to be granted to such Senior Executive, and specifies the terms and provisions of said Stock Option. Such selection shall be evidenced in the records of the Company whether in the minutes of the meetings of The Committee or by their consent in writing. The Company shall notify an Optionee of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the Optionee.

         Stock Options granted under The Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as The Committee shall deem desirable:

         a. Option Price. The option price per share of Stock purchasable under a Stock Option shall be the greater of: (i) $20.00 per share, (ii) the Fair Market Value per share of Stock on the grant date, or (iii) the Fair Market Value per share of Stock on the date of Stockholder approval of The Plan .

         b. Option Term. The term of each Stock Option shall be ten (10) years from its date of grant, unless earlier terminated.

         c. Exercisability. Except as otherwise provided herein, each Stock Option shall be exercisable during its term only if such Stock Option has vested, and only after the first (1st) anniversary of its date of grant.

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         d. Vesting. Each Stock Option shall have assigned to it by The
         Committee a vesting price (the "Vesting Price") which will be used to provide for accelerated vesting so that such Stock Option will vest immediately if, on or before the close of business on the fourth (4th) anniversary of its date of grant, the Fair Market Value of the Common Stock shall have been equal to or greater than the Vesting Price with respect to such Stock Option for ten (10) trading days in any period of thirty (30) consecutive trading days. Any Stock Option that has not vested on or before the close of business on the fourth (4th) anniversary of its date of grant shall vest at the close of business on the business day immediately preceding the eighth (8th) anniversary of its date of grant, if such Option has not previously terminated.

         e. Method of Exercise. Subject to the provisions of this Section 5 of The Plan, Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.

         The option price of Stock to be purchased upon exercise of any Option shall be paid in full:

                  (1) in cash (by certified or bank check or such other instrument as the Company may accept),

                  (2) in the discretion of The Committee, in the form of unrestricted Stock already owned by The Optionee for six (6) months or more and based on the Fair Market Value of the Stock on the date the Stock Option is exercised,

                  (3) in any other form approved in the discretion of The Committee, or

                  (4) by any combination thereof.

         In the discretion of The Committee, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

         No shares of Stock shall be issued until full payment therefor has been made. The Optionee shall have all of the rights of a stockholder of the Company holding the Stock that is subject to such Stock Option (including, if applicable, the right to vote the share and the right to receive dividends), only when The Optionee has given written notice of exercise, has paid in full



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         for such shares and, if requested, has given the representation described in Section 9a of The Plan.

         f. Non-transferability of Stock Options. No Stock Option shall be transferable by The Optionee other than:

                  (1) to a beneficiary designation satisfactory to The Committee, or

                  (2) by will or by the laws of descent and distribution.

         All Stock Options shall be exercisable, during The Optionee's lifetime, only by The Optionee or by the guardian or legal representative of The Optionee, it being understood that the terms "holder" and "Optionee" include the guardian and legal representative of The Optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. The Committee may establish such procedures as it deems appropriate for an Optionee to designate a beneficiary to whom any amounts payable in the event of the Optionee's death are to be paid or by whom any rights of the Optionee, after the Optionee's death, may be exercised.

         g. Termination by Death, Disability, Retirement or by the Company Without Cause. If The Optionee's employment terminates by reason of death, Disability or Retirement, or if such employment is terminated by the Company without Cause, in each case prior to the vesting of a Stock Option held by The Optionee, the following provisions shall apply:

                  (1) if termination occurs by death or Disability, or by the Company without Cause, such Stock Options shall be exercisable only within ninety (90) days of such termination, and only if such Stock Options are then vested;

                  (2) if termination occurs by Retirement or other "voluntary quit," such Stock Options shall terminate immediately; and

         h. Termination by the Company for Cause. If The Optionee's employment is terminated by the Company for Cause prior to the vesting of a Stock Option, such Stock Options shall terminate immediately.

         i. Termination After Vesting. If The Optionee's employment is terminated for any reason after a Stock Option has vested, such Stock Options shall be exercisable only within ninety (90) days of such termination,

         j. Change in Control Cash Out. Notwithstanding any other provision of The Plan, upon the occurrence of a Change of Control



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         all outstanding Stock Options shall immediately vest and become fully exercisable, and during the ninety (90) day period from and after such Change in Control (the "Exercise Period"), The Optionee shall have the right, in lieu of the payment of the exercise price for the shares of Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within ninety (90) days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Stock on the date of such election shall exceed the exercise price per share of Stock under the Stock Option (the "Spread"), multiplied by the number of shares of Stock granted under the Stock Option as to which the right granted under this Section 5j of The Plan shall have been exercised.

                  Notwithstanding the foregoing, if any right granted pursuant to this Section 5j of The Plan would make a Change in Control transaction ineligible for pooling of interests accounting under APB No. 16 than but for this Section 5j of The Plan would otherwise be eligible for such accounting treatment, The Committee shall have the authority to replace the cash payable pursuant to this Section 5j of The Plan with Stock having a Fair Market Value equal to the cash that would otherwise be payable hereunder. For purposes of this Section 5j only, the date of grant of any Stock Option approved by The

                  Committee on December 17, 1996 shall be deemed to be the date on which The Plan is approved by the Company's stockholders.

         k. Initial Grants. On December 17, 1996, The Committee granted the following Stock Options to the senior executives set forth below, in the share amounts and at the Vesting Prices and exercise prices indicated, subject to approval by the Stockholders of the Company on March 18, 1997:


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
      Optionees                  No. of Options     Exercise Price     Vesting Prices
      ---------                  --------------     --------------     --------------

William W. Steele,                    25,000            $20.00            $25.00
President & CEO of the                25,000             20.00             30.00
Company                               25,000             20.00             35.00
                                      25,000             20.00             40.00

Martinn H. Mandles,                   20,000            $20.00            $25.00
Executive Vice President of           20,000             20.00             30.00
the Company                           20,000             20.00             35.00
                                      20,000             20.00             40.00

Jess E. Benton, III                   15,000            $20.00            $25.00
Senior Vice President of              15,000             20.00             30.00
the Company                           15,000             20.00             35.00
                                      15,000             20.00             40.00

John F. Egan                          15,000            $20.00            $25.00
Vice President of the                 15,000             20.00             30.00
Company & President of the            15,000             20.00             35.00
Janitorial Services Division          15,000             20.00             40.00

One (1) other                         15,000            $20.00            $25.00
Senior Executive of                   15,000             20.00             30.00
the Company                           15,000             20.00             35.00
                                      15,000             20.00             40.00

Sixteen (16) other                    10,000            $20.00            $25.00
Senior Executives of                  10,000             20.00             30.00
the Company and/or its                10,000             20.00             35.00
Affiliates (each)                     10,000             20.00             40.00

All twenty-one (21) of               250,000            $20.00            $25.00
these Senior Executives of           250,000             20.00             30.00
the Company and/or its               250,000             20.00             35.00
Affiliates as a Group                250,000             20.00             40.00




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         for these and any other Options granted under The Plan, the Exercise
         Price shall be the greater of: (i) $20.00 per share, (ii) the Fair Market Value per share of Stock on the grant date of any such Options, or (iii) the Fair Market Value per share of Stock on the date of Stockholder approval of The Plan.

6.        Change in Control Provisions.

         a. Impact of Event. Notwithstanding any other provision of The Plan to the contrary, in the event of a Change in Control, any Stock Options outstanding as of the date such Change in Control is determined to have occurred, and not then vested and exercisable, shall become vested and exercisable to the full extent of the original grant, provided that such accelerated vesting shall occur only if The Optionee is an active full-time employee of the Company or any of its Affiliates as of such date.

         b. Definition of Change in Control. For purposes of The Plan, a "Change in Control" shall mean the happening of any of the following events:

                  (1) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of The Exchange
                  Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under The Exchange Act) of thirty percent (30%) or more of either:

                           (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock"), or

                           (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the "Outstanding Company Voting Securities"),

                           (c) excluding, however, the following acquisitions of Outstanding Company Common Stock and Outstanding Company Voting Securities:

                                    (i) any acquisition directly from the
                                    Company (other than an acquisition pursuant to the exercise of a conversion privilege),

                                    (ii) any acquisition by the Company,

                                    (iii) any acquisition by any employee
                                    benefit plan (or related trust) sponsored or maintained by the Company or any corporate controlled by the Company or

                                    (iv) any acquisition by any Person pursuant to a reorganization, merger or consolidation if,



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                                    following such reorganization, merger or
                                    consolidation, the conditions described in
                                    Section 6b(3) of The Plan are satisfied; or

                  (2) Individuals who, as of the effective date of The Plan, constitute The Board (the "Incumbent Board") cease for any reason to constitute at least a majority of The Board; provided, however, that any individual who becomes a member of The Board subsequent to such effective date, whose election, or nomination for election by the Company's shareholders, was approved by:

                           (a) a vote of at least a majority of Directors then comprising the Incumbent Board, or

                           *(b) a vote of at least a majority of the Directors then constituting the Executive Committee of The Board at a time when such Committee comprised at least five members and all members of such Committee were either members of the Incumbent Board of considered as being members of the Incumbent Board, pursuant to Section 6b(2)(a), shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under The Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than The Board shall not be so considered as a member of the incumbent Board; or

                  (3) Approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination"); excluding, however, such a Business Combination pursuant to which:

                           (a) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,

                           (b) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Business Combination and any Person beneficially owning, immediately prior to such Business Combination, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, twenty (20%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, and

                           (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of The Board, providing for such Business Combination; or

                  (4) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         c. Change in Control Price. For purposes of The Plan, "Change in Control Price" means the higher of:

                  (1) the highest reported sales price, regular way, of a share of Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national securities exchange on which such shares are listed or on NASDAQ, as applicable, during the ninety (90) day period prior to and including the date of a Change in Control, and or

                  (2) if the Change in Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Stock paid in such tender or exchange offer or Business Combination; provided, however, that in the case of a Stock Option which:

                           (a) is held by an Optionee who is an officer of the Company and is subject to Section 16(b) of The Exchange Act, and


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
                           (b) was granted within two hundred and forty (240) days of the Change in Control,

                           then the Change in Control Price for such Stock Option shall be the Fair Market Value of the Stock on the date such Stock Option is exercised or canceled. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of The Board.

7.       Term, Amendment and Termination.

         The Plan will terminate on December 17, 2006. Stock Options outstanding as of December 17, 2006 shall not be affected or impaired by the termination of The Plan.

         The Committee shall have authority to amend The Plan without the approval of the Company's stockholders to take into account changes in law and tax and accounting rules, including Rule 16b-3 and Section 162(m) of The Code; provided that no amendment shall be made without the Optionee's consent which would impair the rights of an Optionee under a Stock Option theretofore granted without the Optionee's consent.

8.       Unfunded Status of Plan.

         It is presently intended that The Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under The Plan to deliver Stock or make payments; provided, however, that, unless The Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of The Plan.

9.       General Provisions.

         a. The Committee may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which The Committee deems appropriate to reflect any restrictions on transfer.

         Notwithstanding any other provision of The Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Stock under The Plan prior to fulfillment of all of the following conditions:

                  (1) the listing or approval for listing

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
                  (2) any registration or other qualification

                  (3) the obtaining of any other consent, approval, or permit from any state or federal governmental agency which The Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

         b. Nothing contained in The Plan shall prevent the Company or any of its Affiliates from adopting other or additional compensation arrangements for any Optionee.

         c. The adoption of The Plan shall not confer upon any Optionee any right to continued employment, nor shall it interfere in any way with the right of the Company or any of its Affiliates to terminate the employment of any Optionee with or without cause at any time whatsoever absent a written employment contract to the contrary.

         d. No later than the date as of which an amount first becomes includable in the gross income of the Optionee for federal income tax purposes with respect to any Stock Option under The Plan, and prior to the delivery of any shares of Stock to any Optionee, the Optionee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld by the Company with respect to such amount. In the discretion of The Committee, withholding obligations may be settled with Stock in an amount having a Fair Market Value not exceeding the minimum withholding tax payable by the Optionee with respect to the income recognized, including Stock that is subject to the Stock Option that gives rise to the withholding requirement. The obligations of the Company under The Plan shall be conditional on such payment or arrangements, and the Company and any of its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Optionee. The Committee shall establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Stock.

         e. In the case of a grant of a Stock Option to any employee of a Company Affiliate, the Company, may, if The Committee so directs, issue or transfer the shares of Stock covered by the Stock Option to the Affiliate, for such lawful consideration as The Committee may specify, upon the condition or understanding that the Affiliate will transfer the shares of Stock to that Optionee in accordance with the terms of the Stock Option specified by The Committee pursuant to the provisions of The Plan.

         f. The Plan and all Stock Options made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of law.

10.      Effective Date of Plan.

         Subject to approval by the Stockholders of the Company on March 18, 1997, The Plan shall be effective on December 17, 1996.

                    ANNEX "A" TO ABM INDUSTRIES INCORPORATED
                  LONG-TERM SENIOR EXECUTIVE STOCK OPTION PLAN
                           ABM INDUSTRIES INCORPORATED
                             STOCK OPTION AGREEMENT

                  THIS AGREEMENT ("Agreement") dated as of the _____ day of _____, between ABM Industries Incorporated, a Delaware corporation (the "Company"), and __________________ (the "Optionee").

                                   WITNESSETH:

                  The Company has adopted the ABM Industries Incorporated Long-Term Senior Executive Stock Option Plan (the "Plan"). The Plan is made a part hereof with the same effect as if set forth in this Agreement. All capitalized terms that are used herein and not otherwise defined shall have the meanings set forth in The Plan.

                  In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived here from, the parties hereto agree as follows:

1.       Grant of Options.

                  Subject to the provisions of this Agreement and to The Plan, the Company hereby grants to the Optionee the right and option (the "Option") to purchase:

         a. __________ shares of common stock, par value $0.01 per share ("Common Stock"), of the Company at an exercise price of $________ per share and a Vesting Price of $________ per share,

         b. __________ shares of Common Stock at an exercise price of $________ per share and a Vesting Price of $________ per share,

         c. __________ shares of Common Stock at an exercise price of $________ per share and a Vesting Price of $________ per share, and

         d. __________ shares of Common Stock at an exercise price of $________ per share and a Vesting Price of $________ per share.

2.       Exercisability of Options.

         a. No unvested and/or expired Option may be exercised, and

         b. any unexpired vested Option may be exercised in whole or in part at the times and in the manner set forth in The Plan; provided, however, that an unexpired vested Option may not be exercised:

                  (1) before the first (1st) anniversary of its date of grant,

                  (2) at any one time as to fewer than 100 shares, or such number of shares as to which such Option is then exercisable if such number of shares is less than 100,

                  (3) on or after the tenth (10th) anniversary of its date of grant.

3.       Vesting of Options.

         Each Option granted hereunder shall vest in the circumstances set forth in The Plan or as set forth in this paragraph. During the four-year period commencing on its date of grant, each Option granted hereunder shall vest at such time as the Fair Market Value of the Common Stock shall have been equal to or greater than the Vesting Price with respect to such Stock Option for ten (10) trading days in any period of thirty (30) consecutive trading days. Any Stock Option that has not has vested on or before the close of business on the fourth
(4th) anniversary of its date of grant shall vest at the close of business on the eighth (8th) anniversary of its date of grant, if such Option has not previously terminated.

4.       No Right to Employment.

         Nothing in this Agreement or The Plan shall confer upon the Optionee any right to continue in the employ of the Company or any of its Affiliates, or interfere in any way with the right of the Company or any such Affiliate to terminate such employment with or without cause at any time whatsoever absent a written employment contract to the contrary.

5.       Effect of Certain Changes.

         a. If there is any change in the number of issued shares of Common Stock through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of Options granted pursuant to this Agreement that have not been exercised or lapsed, and the price per share of such Options shall be proportionately adjusted by The Committee to reflect any increase or decrease in the number of shares of Common Stock, provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

         b. In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with a par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be a Common Stock within the meaning of this Agreement and The Plan.

         c. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by The Committee, whose determination in that respect shall be final, binding and conclusive.

6.       Payment of Transfer Taxes, Fees and Other Expenses.

         The Company agrees to pay any and all original issue taxes and stock transfer taxes that may be imposed on the issuance of shares acquired pursuant to exercise of the Options, together with any and all other fees and expenses necessarily incurred by the Company in connection therewith.

7.       Taxes and Withholding.

         a. No later than the date of exercise of any Options granted hereunder, and prior to the delivery of any shares of Stock to any Optionee, the Optionee shall pay to the Company or make arrangements satisfactory to The Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Options and the Company shall, to the extend permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Optionee, federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Options,

         b. Optionee agrees that, in the event any governmental taxing authority claims that any unpaid taxes, interest or penalties are due and owing in connection with The Optionee's exercise of any Stock Options granted under The Plan, The Optionee will be solely responsible to defend and/or pay any such claim. Employee further agrees to indemnify and hold The Company harmless from defending and/or paying any such claim, including reasonable attorney's fees, in the event that any governmental taxing authority seeks payment of any and all such unpaid taxes, interest or penalties from the Company.

8.       Notices.

         Any notice to be given under the terms of this Agreement shall be in writing and delivered to the Company at 50 Fremont Street, 26th Floor, San Francisco, California, 94105, Attention: General Counsel, and to the Optionee at the address set forth on the last page of this Agreement or at such other address as either party may hereafter designate in writing to the other.

9.       Effect of Agreement.

         Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor(s) of the Company.

10.      Laws Applicable to Construction.

         The Options have been granted, executed and delivered in the State of California, and the interpretation, performance and enforcement of this Agreement, shall be governed by the laws of the State of California, as applied to contracts executed in and performed wholly within the State of California.

11.      Interpretation.

         In the event of any ambiguity in this Agreement, any term which is not defined in this Agreement, or any matters as to which this Agreement is silent, The Plan shall govern including, without limitation, the provisions thereof pursuant to which The Committee has the power, among others, to:

         a. interpret The Plan,

         b. prescribe, amend and rescind rules and regulations relating to The Plan, and

         c. make all other determinations deemed necessary or advisable for the administration of The Plan.

12.      Headings.

         The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

13.      Amendment.

         This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Optionee has hereunto set his or her hand.

for ABM INDUSTRIES INCORPORATED:    for OPTIONEE:

By:      _______________________________    _______________________________
         (Print Name)                       (Print Name)

         -------------------------------    -------------------------------
         (Signature)                        (Signature)

         -------------------------------    -------------------------------
         (Title)                            (Street Address)

                                            -------------------------------
                                            (City, ST ZIP)



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